Exhibit 5.1

6 February 2023	Our Ref: JT/TT/Z0572-S14289

Zapp Electric Vehicles Group Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Zapp Electric Vehicles Group Limited

Dear Sir or Madam

We have acted as Cayman Islands legal advisers to Zapp Electric Vehicles Group Limited (the “Company”) in connection with the Registration Statement (as defined in Schedule 1), filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the (i) Agreement and Plan of Merger (the “Merger Agreement”), dated as of 22 November 2022, by and among CIIG Capital Partners II, Inc. (“CIIG II”), Zapp Electric Vehicles Limited, a private company limited by shares registered in England and Wales, the Company and Zapp Electric Vehicles, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), by which Merger Sub will merge with and into CIIG II, with CIIG II being the surviving corporation (the “Merger”) and (ii) the issuance and sale of up to 35,937,500 of the Company’s ordinary shares of a par value of US$0.0001 each (the “Ordinary Shares”) and 26,437,500 of the Company’s public warrants (the “Public Warrants”) exercisable for Ordinary Shares (the “Warrant Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Walkers (Singapore) Limited Liability Partnership

UEN/Reg. No. T09LL0833E

3 Church Street, 16-02 Samsung Hub, Singapore 049483

T +65 6595 4670 F +65 6595 4671 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Dublin | Guernsey | Hong Kong | Jersey | London | Singapore

WALKERS	Page 2

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.

The authorised share capital of the Company is currently US$50,000 divided into 500,000,000 Ordinary Shares and there will be no change to the authorised share capital upon the commencement of the trading of the Ordinary Shares on the Nasdaq stock exchange.

3.

Subject to and upon the execution by Board of Directors of the Company of the Draft Resolutions, the Ordinary Shares, as contemplated by the Registration Statement, will be duly authorised by all necessary corporate action of the Company, and upon the issue of the Ordinary Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Amended Memorandum and Articles of Association (as defined in Schedule 1) and in the manner contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Ordinary Shares on the holder thereof by the Company).

4.

Subject to and upon the execution by Board of Directors of the Company of the Draft Resolutions, the Warrant Shares, to be issued upon exercise of the Public Warrants as contemplated by the Warrant Documents (as defined in Schedule 1), will be duly authorised by all necessary corporate action of the Company and upon the issue of such Warrant Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Warrant Shares have been issued and credited as fully paid), delivery and exercise of the Public Warrants in accordance with and in the manner contemplated by the Registration Statement and the Warrant Documents, such Warrant Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Warrant Shares on the holder thereof by the Company).

5.

The execution, delivery and performance of the Warrant Documents to which the Company is a party have been authorised by and on behalf of the Company and, once such Warrant Documents have been executed and unconditionally delivered by the Company, such documents, will be duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

WALKERS	Page 3

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Singapore) Limited Liability Partnership

WALKERS (SINGAPORE) LIMITED LIABILITY PARTNERSHIP

WALKERS	Page 4

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

A copy of the Certificate of Incorporation dated 15 November 2022, Memorandum and Articles of Association as registered on 15 November 2022 (the “Memorandum and Articles of Association”), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.

A draft of the Amended and Restated Memorandum and Articles of Association of the Company, filed as Exhibit 3.2 to the Registration Statement, to be adopted and in effect prior to the Effective Time (as defined in the Registration Statement) (the “Amended Memorandum and Articles of Association”).

3.	A Certificate of Good Standing dated 3 February 2023 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

4.	A copy of executed written resolutions of the Board of Directors of the Company dated 22 November 2022 (together, the “Resolutions”).

5.

A copy of the draft written resolutions to be executed by the Board of Directors of the Company approving, among others, the issuance of the Ordinary Shares as contemplated by the Registration Statement and the issuance of the Warrant Shares, to be issued upon exercise of the Public Warrants as contemplated by the Warrant Documents (the “Draft Resolutions”).

6.	A copy of the Merger Agreement.

7.	Copies of the following documents:

(a)

the Registration Statement on Form F-4, as amended, (Registration No. 333-268857) initially filed on 16 December 2022 as amended and filed on 20 January 2023 and 6 February 2023 by the Company with the United States Securities and Exchange Commission registering the Ordinary Shares and Public Warrants under the Securities Act (as filed, the “Registration Statement”);

(b)

a form of assignment, assumption and amendment agreement to be entered into by and among CIIG Capital Partners II, Inc., the Company and Continental Stock Transfer & Trust Company, as warrant agent and the warrant certificate constituting the Warrants (the “Warrant Assumption Agreement and Certificate”); and

(c)

the executed Warrant Agreement dated as of 14 September 2021 entered into between CIIG and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent and filed with the United States Securities and Exchange Commission on 17 September 2021 (the “Warrant Agreement”, and together with the Warrant Assumption Agreement and Certificate, the “Warrant Documents” ).

WALKERS	Page 5

The documents listed in paragraphs 5(a) to (c) above inclusive are collectively referred to in this opinion as the “Documents”.

WALKERS	Page 6

SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents and Resolutions (each as defined in Schedule 1) are, or will be, genuine and are, or will be, those of a person or persons stated therein. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Documents when executed will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.

The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director of the Company, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

4.

The Memorandum and Articles of Association are the memorandum and articles of association of the Company in effect at the date hereof and the Amended Memorandum and Articles of Association will be the memorandum and articles of association of the Company in effect at the commencement of the trading of the Ordinary Shares on the Nasdaq stock exchange.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.

The Company will receive consideration in money or money’s worth for each Ordinary Share offered by the Company when issued at the agreed issue price as described in and/or per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Ordinary Share.

7.

Each of the Documents will be duly authorised (other than by the Company with regard to the laws of the Cayman Islands), executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the laws of the Cayman Islands).

8.

The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

WALKERS	Page 7

9.

The power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Documents.

10.

All preconditions to the obligations of the parties to the Documents will be satisfied or duly waived prior to the issue of the Ordinary Shares and there will be no breach of the terms of any Document.

11.	On the date of issuance of the Warrant Shares, the Company has sufficient authorised and unissued share capital.

WALKERS	Page 8

SCHEDULE 3

QUALIFICATIONS

1.

The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the courts of the Cayman Islands (the “Courts” and each a “Court”) enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)

enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)

enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)

to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)

in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

WALKERS	Page 9

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)

the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

3.

We express no opinion upon any provisions in the Memorandum and Articles of Association, the Amended Memorandum and Articles of Association or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.